Exhibit 99.1

Newell Rubbermaid Provides Historical Segment

Information Reflecting New Reporting Structure

ATLANTA, February 17, 2012 – Newell Rubbermaid (NYSE: NWL) today released historical segment financial data to reflect the realignment and consolidation of its business units, effective January 1, 2012. As previously announced, the company will report segment data for its two new operating groups: Newell Consumer and Newell Professional. The Baby & Parenting Essentials global business unit, which was previously included in the Home & Family segment, will be reported separately as a stand-alone operating segment.

Newell Consumer will comprise four global business units: Home Organization & Style, Writing & Creative Expression, Fine Writing and Luxury Accessories, and Culinary Lifestyles. Newell Professional will also comprise four global business units: Commercial Products, Construction Tools & Accessories, Labeling Technology & Integrated Solutions, and Industrial Products & Services.

The historical segment financial data is attached and can also be found in the Quarterly Earnings section of the company’s investor relations Web site at www.newellrubbermaid.com. While investors are being provided historical segment financial information reflecting the prospective changes in reportable business segments, the company has in no way revised or restated its historical financial statements for any period.

Non-GAAP Financial Measures

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

About Newell Rubbermaid

Newell Rubbermaid Inc., an S&P 500 company, is a global marketer of consumer and commercial products with 2011 sales of approximately $5.9 billion and a strong portfolio of leading brands, including Rubbermaid®, Sharpie®, Graco®, Calphalon®, Irwin®, Lenox®, Levolor®, Paper Mate®, Dymo®, Waterman®, Parker®, Goody®, Rubbermaid Commercial Products® and Aprica®.

This press release and additional information about Newell Rubbermaid are available on the company’s Web site, www.newellrubbermaid.com.

Contacts: Nancy O’Donnell Vice President, Investor Relations +1 (770) 418-7723	David Doolittle Vice President, Corporate Communications +1 (770) 418-7519

NWL-EA

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

Newell Rubbermaid Inc.

Financial Worksheet

(In Millions)

	2011					2010
		Reconciliation (1)					Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Normalized	Operating		Reported	Excluded	Normalized	Operating	Net Sales		Normalized OI
	Net Sales	OI	Items	OI	Margin	Net Sales	OI	Items	OI	Margin	$	%	$	%
Q1:
Newell Consumer	$656.4	$90.8	$—	$90.8	13.8%	$650.9	$87.0	$—	$87.0	13.4%	$5.5	0.8%	$3.8	4.4%
Newell Professional	467.5	60.1	—	60.1	12.9%	458.3	68.8	—	68.8	15.0%	9.2	2.0%	(8.7)	(12.6)%
Baby & Parenting	150.3	7.4	—	7.4	4.9%	170.2	10.1	—	10.1	5.9%	(19.9)	(11.7)%	(2.7)	(26.7)%
Restructuring Costs	—	(5.8)	5.8	—		—	(16.0)	16.0	—
Corporate	—	(24.5)	5.3	(19.2)		—	(21.6)	—	(21.6)				2.4	11.1%

Total	$1,274.2	$128.0	$11.1	$139.1	10.9%	$1,279.4	$128.3	$16.0	$144.3	11.3%	$(5.2)	(0.4)%	$(5.2)	(3.6)%

	2011					2010
		Reconciliation (1)					Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Normalized	Operating		Reported	Excluded	Normalized	Operating	Net Sales		Normalized OI
	Net Sales	OI	Items	OI	Margin	Net Sales	OI	Items	OI	Margin	$	%	$	%
Q2:
Newell Consumer	$833.8	$143.5	$—	$143.5	17.2%	$800.7	$144.6	$—	$144.6	18.1%	$33.1	4.1%	$(1.1)	(0.8)%
Newell Professional	536.3	69.6	—	69.6	13.0%	481.3	78.6	—	78.6	16.3%	55.0	11.4%	(9.0)	(11.5)%
Baby & Parenting	175.2	13.0	—	13.0	7.4%	189.8	20.6	—	20.6	10.9%	(14.6)	(7.7)%	(7.6)	(36.9)%
Restructuring Costs	—	(1.0)	1.0	—		—	(21.1)	21.1	—
Corporate	—	(29.2)	9.0	(20.2)		—	(20.4)	1.6	(18.8)				(1.4)	(7.4)%

Total	$1,545.3	$195.9	$10.0	$205.9	13.3%	$1,471.8	$202.3	$22.7	$225.0	15.3%	$73.5	5.0%	$(19.1)	(8.5)%

	2011					2010
		Reconciliation (1,2)					Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Normalized	Operating		Reported	Excluded	Normalized	Operating	Net Sales		Normalized OI
	Net Sales	OI	Items	OI	Margin	Net Sales	OI	Items	OI	Margin	$	%	$	%
Q3:
Newell Consumer	$832.1	128.8	$—	$128.8	15.5%	$804.7	125.9	$—	$125.9	15.6%	$27.4	3.4%	$2.9	2.3%
Newell Professional	541.6	84.5	—	84.5	15.6%	489.4	79.8	—	79.8	16.3%	52.2	10.7%	4.7	5.9%
Baby & Parenting	176.2	17.7	—	17.7	10.0%	171.4	11.9	—	11.9	6.9%	4.8	2.8%	5.8	48.7%
Impairment Charges	—	(382.6)	382.6	—		—	—	—	—
Restructuring Costs	—	(5.5)	5.5	—		—	(16.2)	16.2	—
Corporate	—	(35.1)	15.9	(19.2)		—	(26.8)	6.9	(19.9)				0.7	3.5%

Total	$1,549.9	$(192.2)	$404.0	$211.8	13.7%	$1,465.5	$174.6	$23.1	$197.7	13.5%	$84.4	5.8%	$14.1	7.1%

	2011					2010
		Reconciliation (1)					Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Normalized	Operating		Reported	Excluded	Normalized	Operating	Net Sales		Normalized OI
	Net Sales	OI	Items	OI	Margin	Net Sales	OI	Items	OI	Margin	$	%	$	%
Q4:
Newell Consumer	$787.2	$112.7	$—	$112.7	14.3%	$777.5	$93.2	$—	$93.2	12.0%	$9.7	1.2%	$19.5	20.9%
Newell Professional	529.3	73.4	—	73.4	13.9%	495.2	66.5	—	66.5	13.4%	34.1	6.9%	6.9	10.4%
Baby & Parenting	178.7	13.5	—	13.5	7.6%	168.8	10.8	—	10.8	6.4%	9.9	5.9%	2.7	25.0%
Restructuring Costs	—	(37.8)	37.8	—		—	(24.1)	24.1	—
Corporate	—	(36.3)	13.5	(22.8)		—	(28.1)	6.7	(21.4)				(1.4)	(6.5)%

Total	$1,495.2	$125.5	$51.3	$176.8	11.8%	$1,441.5	$118.3	$30.8	$149.1	10.3%	$53.7	3.7%	$27.7	18.6%

	2011					2010
		Reconciliation (1,2)					Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Normalized	Operating		Reported	Excluded	Normalized	Operating	Net Sales		Normalized OI
	Net Sales	OI	Items	OI	Margin	Net Sales	OI	Items	OI	Margin	$	%	$	%
YTD:
Newell Consumer	$3,109.5	$475.8	$—	$475.8	15.3%	$3,033.8	$450.7	$—	$450.7	14.9%	$75.7	2.5%	$25.1	5.6%
Newell Professional	2,074.7	287.6	—	287.6	13.9%	1,924.2	293.7	—	293.7	15.3%	150.5	7.8%	(6.1)	(2.1)%
Baby & Parenting	680.4	51.6	—	51.6	7.6%	700.2	53.4	—	53.4	7.6%	(19.8)	(2.8)%	(1.8)	(3.4)%
Impairment Charges	—	(382.6)	382.6	—		—	—	—	—
Restructuring Costs	—	(50.1)	50.1	—		—	(77.4)	77.4	—
Corporate	—	(125.1)	43.7	(81.4)		—	(96.9)	15.2	(81.7)				0.3	0.4%

Total	$5,864.6	$257.2	$476.4	$733.6	12.5%	$5,658.2	$623.5	$92.6	$716.1	12.7%	$206.4	3.6%	$17.5	2.4%

(1)	Excluded items consist of restructuring and restructuring-related costs. For 2010, restructuring-related costs of $15.2 relate to the European Transformation Plan, and the restructuring costs relate to Project Acceleration. For 2011, the restructuring-related and restructuring costs of $37.4 million and $50.1 million, respectively, relate to the European Transformation Plan and Project Renewal. Additionally, Normalized OI for the three months ended September 30, 2011 and December 31, 2011 and the year ended December 31, 2011 excludes incremental SG&A costs resulting from the Company’s CEO transition during 2011, which totaled $6.3 million.
(2)	Normalized OI for the three months ended September 30, 2011 and the twelve months ended December 31, 2011 also exclude impairment charges relating primarily to the impairment of goodwill for the Baby & Parenting and Hardware businesses.